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Exhibit 99.9

HORIZON PCS, INC.

CONSOLIDATED BALANCE SHEETS

As of March 31, 2005 and December 31, 2004

	Successor Company	Successor Company
	March 31, 2005	December 31, 2004
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$50,380,262	$55,540,540
Accounts receivable, net of allowance for doubtful accounts of $777,692 and $996,051, respectively	9,325,386	10,353,496
Equipment inventory	403,698	387,967
Prepaid expenses and other current assets	1,140,788	1,703,024

Total current assets	61,250,134	67,985,027
Other assets:
Debt issuance costs, net of amortization	3,940,388	4,071,734
Deferred activation expense and other assets	723,499	443,914
Intangible assets, net	102,514,282	111,432,516

Total other assets	107,178,169	115,948,164
Property and equipment, net	91,900,257	106,258,330

Total assets	$260,328,560	$290,191,521

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,080,348	$4,690,792
Accrued liabilities	1,300,850	1,267,038
Accrued interest	3,041,233	6,437,934
Accrued real estate, personal property and other taxes	6,036,284	6,360,404
Payable to Sprint	3,529,270	5,063,351
Deferred service revenue	3,949,869	3,938,128

Total current liabilities	20,937,854	27,757,647
Long-term liabilities:
Long-term debt	125,000,000	125,000,000
Other long-term	3,864,870	3,961,136
Deferred activation revenue	558,434	278,848

Total long-term liabilities	129,423,304	129,239,984

Total liabilities	150,361,158	156,997,631

Stockholders' equity:
Preferred stock, $0.0001 par value. Authorized 10,000,000 shares, none issued or outstanding	—	—
Common stock, $0.0001 par value. Authorized 25,000,000 shares, 9,013,317 issued and outstanding at March 31, 2005 and 8,909,568 issued and outstanding at December 31, 2004	901	891
Additional paid-in capital	158,070,289	157,234,756
Accumulated deficit	(48,103,788)	(24,041,757)

Total stockholders' equity	109,967,402	133,193,890

Total liabilities and stockholders' equity	$260,328,560	$290,191,521

See accompanying notes to unaudited consolidated financial statements.

HORIZON PCS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2005 and 2004 (unaudited)

	Successor Company	Predecessor Company
	For the Three Months Ended March 31, 2005	For the Three Months Ended March 31, 2004
Operating revenues:
Subscriber revenues	$27,730,982	$45,658,557
Roaming revenues	15,216,495	16,241,595
Equipment revenues	1,063,379	1,275,362

Total operating revenues	44,010,856	63,175,514

Operating expenses:
Cost of service (exclusive of items shown below)	23,703,411	44,055,153
Cost of equipment	2,073,233	1,734,049
Selling and marketing	5,702,086	6,614,123
General and administrative (exclusive of items shown below)	7,620,115	8,128,787
Reorganization expense	—	5,520,401
Non-cash compensation (For the three months ended March 31, 2005, $67,648 related to cost of service, $84,559 related to selling and marketing, and $683,336 related to general and administrative)	835,543	48,348
Depreciation and amortization	25,565,966	8,189,322
Gain on sale of subscribers	(720,317)	—

Total operating expenses	64,780,037	74,290,183

Operating loss	(20,769,181)	(11,114,669)
Interest income and other, net	273,644	148,621
Interest expense, net of capitalized interest	(3,566,494)	(2,065,149)

Loss before income tax benefit	(24,062,031)	(13,031,197)
Income tax benefit	—	—

Net loss	(24,062,031)	(13,031,197)
Preferred stock dividend	—	(3,309,519)

Net loss attributable to common shareholders	$(24,062,031)	$(16,340,716)

Basic and diluted loss per share attributed to common stockholders	$(2.70)

Weighted-average common shares outstanding	8,915,952

See accompanying notes to unaudited consolidated financial statements.

HORIZON PCS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2005 and 2004 (unaudited)

	Successor Company	Predecessor Company
	For the Three Months Ended March 31, 2005	For the Three Months Ended March 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(24,062,031)	$(13,031,197)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	25,565,966	8,189,322
Non-cash compensation expense	835,543	48,348
Non-cash interest expense	131,346	—
Gain on sale of subscribers	(720,317)	—
Bad debt expense	1,073,437	1,533,761
Loss on disposal of assets	—	—
Change in:
Accounts receivable	(45,327)	(3,521,251)
Equipment inventory	(15,731)	(211,814)
Interest receivable and other	562,235	(1,117,548)
Accounts payable	(1,610,444)	3,594,705
Accrued liabilities and deferred service revenue	(3,675,268)	495,358
Liabilities subject to compromise	—	(309,205)
Payable to Sprint	(1,534,081)	(400,572)
Other assets and liabilities, net	(96,265)	(117,586)

Total adjustments	20,471,094	8,183,518

Net cash flows from operating activities	(3,590,937)	(4,847,679)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net	(2,298,175)	(473,857)
Proceeds from the sale of property and equipment	8,517	—
Proceeds from sale of subscribers, net	720,317	—

Net cash flows from investing activities	(1,569,341)	(473,857)

CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	—	—
Notes payable—borrowings	—	—
Notes payable—repayments	—	—

Net cash flows from financing activities	—	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(5,160,278)	(5,321,536)
CASH AND CASH EQUIVALENTS, BEGINNING	55,540,540	70,651,046

CASH AND CASH EQUIVALENTS, ENDING	$50,380,262	$65,329,510

See accompanying notes to unaudited consolidated financial statements.

HORIZON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of March 31, 2005 and December 31, 2004,

And for the Three Months Ended March 31, 2005 and 2004 (unaudited)

(1)    Business and Basis of Presentation

        The Company primarily provides wireless personal communications services ("PCS") as a PCS affiliate of Sprint. The Company entered into management agreements with Sprint during 1998 and 1999. These agreements, as amended, provide the Company with the exclusive right to build, own and manage a wireless voice and data services network under the Sprint PCS brand in eleven contiguous states located between Sprint's Chicago, New York and Knoxville markets which connect or are adjacent to twelve major Sprint markets. The term of the agreements is twenty years with three successive ten-year renewal periods unless terminated by either party under provisions outlined in the management agreements. The management agreements include indemnification clauses between the Company and Sprint to indemnify each party against claims arising from violations of laws or the management agreements, other than liabilities resulting from negligence or willful misconduct of the party seeking to be indemnified.

        In accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"), the Company adopted fresh-start accounting for financial reporting purposes as of October 1, 2004, and the Company's emergence from Chapter 11 resulted in a new reporting entity (Note 2). The periods as of and prior to September 30, 2004 have been designated "Predecessor Company" and the periods subsequent to September 30, 2004 have been designated "Successor Company". Under fresh-start accounting, the reorganization value of the Company was allocated to the assets based on their respective fair values and was in conformity with Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations. Each existing liability was stated at present value of the amount to be paid. As a result of the implementation of fresh-start accounting, the financial statements of the Company after the effective date are not comparable to the Company's financial statements for prior periods.

        The results of operations for the periods shown are not necessarily indicative of the results to be expected for the fiscal year. In the opinion of management, the information contained herein reflects all adjustments necessary to make a fair statement of the results for the periods presented. All such adjustments are of a normal recurring nature. The consolidated financial statements included herein include the accounts of Horizon PCS, Inc. and its subsidiaries, Horizon Personal Communications, Inc. and Bright Personal Communications Services LLC. The results as of, and for the periods ending, March 31, 2005 and 2004 are unaudited. The financial information presented herein should be read in conjunction with the Company's Form 10-K for the year ended December 31, 2004, which includes information and disclosures not presented herein.

(2)    Bankruptcy

        On August 15, 2003, Horizon PCS, Inc. and its operating subsidiaries, Horizon Personal Communications, Inc. and Bright Personal Communications Services LLC (collectively the "Debtors"), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Ohio (the "Bankruptcy Court"). The Debtors continued to manage their properties and operate their businesses in the ordinary course of business as "debtors-in-possession" subject to the supervision and orders of the Bankruptcy Court pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code, in Case No. 03-62424 (the "Bankruptcy Case"). On June 27, 2004, the Company filed its Reorganization Plan with the Bankruptcy Court. On September 21, 2004, the Bankruptcy Court approved the Plan of Reorganization that satisfies the requirements of the Bankruptcy Code. On October 1, 2004, the Plan of Reorganization became effective.

        Significant terms of the Plan of Reorganization are as follows:

  •
  All common and preferred equity shares of the Debtors (and all stock options and warrants) were cancelled;

  •
  The senior secured debt was paid in full;

  •
  All pre-petition debt securities of the Debtors were settled and cancelled;

  •
  Unexpired leases and executory contracts of the Debtors were assumed or rejected;

  •
  Approximately 8.8 million shares of new common stock were issued to settle claims of bond holders, and approximately 0.2 million shares were issued to settle the claims of general unsecured creditors;

  •
  Five new directors were appointed to the Company's Board of Directors.

        SOP 90-7 also requires separate reporting of certain expenses, realized gains and losses and provisions for losses related to the bankruptcy filing as reorganization items. Reorganization items for the three months ended March 31, 2004 includes approximately $300,000 of key employee retention plan payments and $5.2 million of professional fees.

(3)    Merger Agreement with iPCS, Inc.

        On March 17, 2005, the Company entered into an Agreement and Plan of Merger with iPCS, Inc. ("iPCS"), another PCS affiliate of Sprint, pursuant to which the Company will be merged with and into iPCS. Pursuant to the merger, each issued and outstanding share of the Company's common stock will be converted into 0.7725 shares of common stock of iPCS, subject to adjustment for certain increases or decreases in the outstanding number of shares of Horizon PCS or iPCS, unless the holder exercises its appraisal rights under the General Corporation Law of the State of Delaware. Outstanding options to purchase the Company's common stock will be converted into options to purchase common stock of iPCS. The new options will have the same terms and conditions as the old options, except that the number of shares of iPCS common stock for which the options may be exercised and the exercise price of such options will be adjusted based upon the exchange ratio. For accounting purposes, iPCS will be the acquiror.

        If the merger is consummated, the board of directors of iPCS will consist of three members of the Company's board of directors, three members of the board of directors of iPCS and Timothy M. Yager, currently chief executive officer of iPCS.

        The merger agreement contains certain termination rights for the Company and iPCS, including if the Company or iPCS receive and decide to accept an unsolicited, superior offer. The merger agreement further provides that in the event of termination of the merger agreement under certain circumstances, the Company and iPCS may be required to pay the other a termination fee of $7.0 million.

        If the merger is consummated, the senior notes of the Company will become the direct obligations of iPCS.

        In April 2005, the Federal Trade Commission consented to the merger by granting early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In May 2005, the Federal Communications Commission ("FCC") consented to the merger. The merger is subject to approval by the holders of a majority of the Company's common stock and approval by the holders of a majority of iPCS common stock. For more information regarding the merger, see Amendment No. 1 to the registration statement on Form S-4 as filed by iPCS on May 11, 2005.

(4)    Summary of Significant Accounting Policies

Principles of Consolidation and Use of Estimates

        The consolidated financial statements include the financial statements of Horizon PCS, Inc. (the "Company") and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

        Property and equipment, including improvements that extend useful lives, are stated at cost or allocated fair values determined in fresh-start reporting, while maintenance and repairs are charged to operations as incurred. Construction work in progress includes expenditures for capital equipment, construction and items such as direct payroll and related benefits and interest capitalized during construction. The Company capitalizes interest pursuant to SFAS No. 34, Capitalization of Interest Cost. The Company capitalized interest of approximately $120,000 for the three months ended March 31, 2005. In addition, the Company capitalized labor costs of approximately $44,000 for the three months ended March 31, 2005. The Predecessor Company did not capitalize interest or labor for the three months ended March 31, 2004.

Revenue Recognition

        The Company recognizes revenues when persuasive evidence of an arrangement exists, services have been rendered, the price to the buyer is fixed or determinable, and collectibility is reasonably assured. The Company recognizes service revenue from the Company's subscribers as they use the service. The Company pro-rates monthly subscriber revenue over the billing period and records airtime usage in excess of the pre-subscribed usage plan. The Company's subscribers pay an activation fee when they initiate service. The Company reduces recorded service revenue for billing adjustments. Effective July 1, 2003, The Company adopted EITF No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. This EITF guidance addresses accounting for arrangements that involve multiple revenue-generating activities. In applying this guidance, separate contracts with the same party, entered into at or near the same time, will be presumed to be a bundled transaction, and the consideration will be measured and allocated to the separate units of the arrangement based on their relative fair values. The guidance in EITF No. 00-21 became effective for revenue arrangements entered into for quarters beginning after June 15, 2003. The Company elected to apply this guidance prospectively from July 1, 2003. Prior to the adoption of EITF No. 00-21, under the provisions of SAB No.101, the Company accounted for the sale of its handsets and subsequent service to the customer as a single unit of accounting because the Company's wireless service is essential to the functionality of the Company's handsets. Accordingly, the Company deferred all activation fee revenue and its associated direct costs and amortized these revenues and costs over the average life of the Company's subscribers, which the Company estimates to be 24 months. Under EITF No. 00-21, the Company no longer needs to consider whether customers can use their handsets without the Company's wireless service provided to them. Because the Company meets the criteria stipulated in EITF No. 00-21, the adoption of EITF No. 00-21 requires the Company to account for the sale of the handset as a separate unit of accounting from the subsequent service to the customer. With the adoption of EITF No. 00-21, the Company now recognizes activation fee revenue generated from the Company's retail stores as equipment revenue. In addition, the Company recognizes the portion of the direct activation fee costs related to the handsets sold in the Company's retail stores. Subsequent to July 1, 2003, the Company has continued to apply the provisions of SAB No. 101 and have deferred and amortized activation fee revenue and costs generated by subscribers activated other than through the Company's retail stores.

        The Company participates in the Sprint PCS national and regional distribution program in which national retailers such as RadioShack and Best Buy sell Sprint PCS products and services. In order to facilitate the sale of Sprint PCS products and services, national retailers purchase wireless handsets from Sprint for resale and receive compensation from Sprint for products and services sold. For industry competitive reasons, Sprint subsidizes the price of these handsets by selling the handsets at a price below cost. Under the Company's affiliation agreements with Sprint, when a national retailer sells a handset purchased from Sprint to a subscriber in the Company's territory, the Company is obligated to reimburse Sprint for the handset subsidy that Sprint originally incurred. The national retailers sell Sprint wireless services under the Sprint and Sprint PCS brands and marks. The Company does not receive any revenues from the sale of wireless handsets by national retailers. The Company classifies these Sprint wireless handset subsidy charges as a sales and marketing expense for a wireless handset sale to a new subscriber and classify these subsidies as a cost of service for a wireless handset upgrade to an existing subscriber.

Stock-Based Compensation

        The Successor Company has adopted the provisions of SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS No. 123R"). Pursuant to SFAS No. 123R, the Company measures the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award as of the date of grant using the Black-Scholes option pricing model. The fair value is recognized in the consolidated statements of operations on a straight-line basis over the expected life of the equity instruments.

        In October 2004, the Successor Company adopted a stock option plan pursuant to which the Company's board of directors may grant stock options to officers, key employees and certain directors. The new stock option plan authorized grants of options to purchase up to 986,702 shares of authorized but unissued common stock. These stock options have 10 year terms and vest equally in six month increments over three years from the date of grant.

        The compensation cost that has been charged against income for the plan was approximately $836,000 for the three months ended March 31, 2005. This compensation cost was based on the fair value of the options.

        The fair value of the options granted in 2004 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Successor Company:
Expected Dividend Yield	0.0%
Forfeiture rate	10.0%
Risk-free rate	3.1%
Expected volatility	130.0%
Expected life (in years)	3.0

        A summary of the Successor Company's option activity under the plan during the three months ended March 31, 2005, is as follows:

Options	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding as of December 31, 2004	778,381	$17.76
Granted	—	—
Exercised	—	—
Forfeited	—	—

Outstanding as of March 31, 2005	778,381	$17.76	9.56	$5,772,474

        The fair value of options on the November 11, 2004 grant date was approximately $14.31 per share. All options were issued at $17.76 and none were exercisable as of March 31, 2005. As of March 31, 2005, there was approximately $8.6 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plan. That cost is expected to be recognized over a weighted-average period of 2.56 years.

        In 1999, the Predecessor Company adopted a stock option plan pursuant to which the board of directors could grant stock options to officers, key employees and certain nonemployees. These stock options were eliminated in the Plan of Reorganization.

        The Predecessor Company applied the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, issued in March 2000, to account for its fixed plan stock options. Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. At the time, as allowed by SFAS No. 123, the Company elected to apply the intrinsic value-based method of accounting, and adopted the disclosure requirements of SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment of FASB Statement No. 123.

        The Predecessor Company applied APB Opinion No. 25 in accounting for the options granted to officers and key employees, and SFAS No. 123 in accounting for the options granted to certain nonemployees, under its 1999 plan. The accompanying consolidated financial statements reflect non-cash compensation charges relating to the Predecessor Company of approximately $48,000 for the three months ended March 31, 2004. These options were cancelled as part of the Plan of Reorganization.

        The following table illustrates the effect on net loss if the fair-value-based method under SFAS No. 123 had been applied to all outstanding and unvested awards in the period.

Predecessor Company
For the Three Months Ended March 31, 2004
Net loss attributed to common stockholders—as reported	$(16,340,716)
Add stock-based employee compensation expense included in reported net loss	48,348
Deduct total stock-based employee compensation expense determined under fair value base method for all awards, net of related tax effects	(48,337)

Pro forma net loss attributed to common stockholders	$(16,340,705)

Net Loss Per Share

        The Company computes net loss per common share in accordance with SFAS No. 128, Earnings per Share. Basic and diluted net loss per share attributed to common stockholders is computed by dividing net loss attributed to common stockholders for each period by the weighted-average outstanding common shares. No conversion of common stock equivalents has been assumed in the calculation since the effect would be antidilutive. As a result, the number of weighted-average outstanding common shares as well as the amount of net loss per share is the same for basic and diluted net loss per share calculations for the period presented. The only items that could potentially dilute earnings per share in the future are common stock options. The common stock options will be included in the diluted earnings per share calculation when dilutive. Net loss per share for the Predecessor Company, which is the period prior to October 1, 2004, is not shown as the common stock of the Predecessor Company was cancelled as part of the Plan of Reorganization, and therefore is no longer meaningful.

Recent Accounting Pronouncements

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supercedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. SFAS No. 123R has been adopted as discussed in Note 4 and did not have a material effect on our consolidated financial statements.

        In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. The amendments made by SFAS No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. SFAS No. 151 is effective for fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 is not expected to have a material impact on the Company's financial position and results of operations.

Reclassifications

        Certain prior year amounts have been reclassified to conform with the 2005 presentation.

(5)    Property and Equipment

        Property and equipment consists of the following:

	Successor Company	Successor Company
	March 31, 2005	December 31, 2004
Network assets	$89,151,778	$89,174,889
Switching equipment	26,417,870	26,413,700
Furniture, vehicles, and office equipment	1,541,377	1,322,057
Building	1,680,000	1,680,000
Land	470,000	470,000

Property and equipment in service	$119,261,025	$119,060,646
Accumulated depreciation	(33,224,137)	(16,620,410)

Property and equipment in service, net	86,036,888	102,440,236
Construction work in progress	5,863,369	3,818,094

Total property and equipment, net	$91,900,257	$106,258,330

        On October 1, 2004, the Company applied fresh-start reporting, which required the assets and liabilities to be recorded at fair value. Accordingly, the Company reduced the value of the property and equipment by approximately $26.6 million.

        In June 2004, under an Asset Purchase Agreement, Sprint acquired the Company's economic interests in approximately 92,500 subscribers, seven retail store leases and related store assets in the Company's NTELOS markets in Virginia and West Virginia. On February 1, 2005, the Company entered into an amendment to the June 2004 Asset Purchase Agreement. The amendment resulted in a payment of approximately $81,000 to the Company by Sprint. On February 1, 2005, the Company entered into a second Asset Purchase Agreement to sell approximately 1,600 subscribers in the Company's Ironton, Ohio market to Sprint for approximately $639,000.

(6)    Sprint Agreements

        Under the Sprint Agreements, Sprint provides the Company significant support services such as billing, collections, long distance, customer care, network operations support, inventory logistics support, use of the Sprint and Sprint PCS brand names, national advertising, national distribution, and product development. Additionally, the Company derives substantial roaming revenue and expenses when Sprint's and Sprint's network partners' PCS wireless subscribers incur minutes of use in the Company's territories and when the Company's subscribers incur minutes of use in Sprint and other Sprint network partners' PCS territories. These transactions are recorded in roaming revenue, cost of service, cost of equipment, and selling and marketing expense captions in the accompanying consolidated statements of operations. Cost of service and roaming transactions include long distance charges, roaming expense, and the costs of services such as billing, collections, and customer service and other pass-through expenses. Cost of equipment transactions relate to inventory purchased by the Company from Sprint under the Sprint Agreements. Selling and marketing transactions relate to subsidized costs on handsets and commissions paid by the Company under Sprint's national distribution program. The 8% management fee is included in general and administrative. Amounts recorded relating to the Sprint Agreements are as follows:

	Successor Company	Predecessor Company
	For the Three Months Ended March 31, 2005	For the Three Months Ended March 31, 2004
Roaming revenue	$11,954,328	12,887,607

Cost of service:
Roaming	8,217,633	10,926,552
Billing and customer care	3,554,796	4,930,801
Long distance	1,436,313	2,401,490

Total cost of service	13,208,742	18,258,843
Cost of equipment	2,073,233	1,734,049
Selling and marketing	436,190	235,978
General and administrative:
Management fee	2,331,864	3,663,701

Total expense	$18,050,029	$23,892,571

        On March 16, 2005, the Company entered into a new addendum to its affiliation agreements with Sprint. This addendum implemented the "price simplification" provisions of similar addenda which Sprint has entered into with most of the other PCS affiliates of Sprint. Under this simplification, service bureau fees will be charged at a monthly rate per subscriber of $7.00 for 2005 and $6.75 for 2006; cost per gross addition services will be charged at a monthly rate of $22.00 per gross subscriber addition in the Company's markets through 2006. With respect to roaming charges, the addendum establishes a reciprocal roaming rate for voice subscribers within the Sprint network of $0.058 per minute through December 31, 2006. Beginning on January 1, 2007, the reciprocal roaming rate will change annually to equal 90% of Sprint PCS' retail yield for voice usage from the prior year. With respect to several of its markets in western Pennsylvania and eastern Pennsylvania, the Company receives the benefit of a special reciprocal rate of $0.10 per minute. Under the addendum, this special $0.10 rate will terminate, with respect to each of these two sets of markets, on the earlier of December 31, 2011 or the first day of the calendar month which follows the first calendar quarter during which the Company achieves a subscriber penetration rate of at least 7% of its covered population.

(7)    Intangible Assets

        On September 30, 2004, the Company recorded intangible assets related to the fair value of owned licensed spectrum, its subscriber base and the Sprint affiliation agreements. The owned licensed spectrum was determined to have an indefinite life as it is expected to be renewed with minimal effort and cost. The subscriber base is being amortized on a straight-line basis over 24 months, which is the estimated average life of a customer. The Sprint affiliation intangible is being amortized over the remaining life of the Sprint affiliation agreements, or 164 months. For the three months ended March 31, 2005, the Company incurred approximately $8.9 million of amortization expense. The details of the intangibles as of March 31, 2005, are as follows:

	Amortization Period	Gross Intangible Value	Accumulated Amortization	Net Intangible Value
Successor intangible assets:
Owned licensed spectrum	Indefinite	$1,200,000	$—	$1,200,000
Subscriber base	2 years	63,150,750	(15,787,688)	47,363,063
Sprint affiliation	13.67 years	56,000,000	(2,048,780)	53,951,220

		$120,350,750	$(17,836,468)	$102,514,282

        Future amortization for the intangibles set forth above for the next five years is as follows:

	Year Ended December 31,
	2005	2006	2007	2008	2009
Subscriber base	$31,575,375	$23,681,531	$—	$—	$—
Sprint affiliation	4,097,561	4,097,561	4,097,561	4,097,561	4,097,561

Total	$35,672,936	$27,779,092	$4,097,561	$4,097,561	$4,097,561

(8)    Long-term Debt

        The components of long-term debt outstanding are as follows:

	Interest Rate at March 31, 2005	March 31, 2005	December 31, 2004
Senior notes	11 3/8%	$125,000,000	$125,000,000

        The Company pays interest on the 11 3/8% senior notes semi-annually on each January 15 and July 15. The first payment of approximately $7.0 million was made on January 15, 2005. These senior notes mature on July 15, 2012, and contain restrictive covenants. The Company is in compliance with such covenants as of March 31, 2005.

(9)    Related Parties

        Horizon Personal Communications, Inc. ("HPC"), one of the Company's operating subsidiaries, has entered into a service agreement with Horizon Services, Inc. and a separate services agreement with Horizon Technology, Inc. Horizon Services and Horizon Technology are both wholly owned subsidiaries of Horizon Telcom, Inc., the Company's largest stockholder prior to the effective date of our Plan of Reorganization on October 1, 2004. Thomas McKell, a former director and the father of the Company's CEO, is the President, a director and stockholder of Horizon Telcom.

        Horizon Services provides services to HPC and Bright PCS including insurance functions, accounting services, computer access and other customer relations, human resources, and other administrative services that the Company would otherwise be required to undertake on its own. These agreements have a term of three years, with the right to renew the agreement for additional one-year terms each year thereafter. The Company has the right to terminate each agreement during its term by providing 90 days' written notice to Horizon Services. Horizon Services may terminate the agreement prior to its expiration date only in the event that the Company breaches its obligations under the services agreement and the Company does not cure the breach within 90 days after the Company receives written notice of the breach from Horizon Services. Horizon Services is entitled to direct labor charges at cost and expenses and costs that are directly attributable to the activities covered by the agreement on a direct allocation basis from the Company for services provided.

        The agreement provides that Horizon Services' obligations do not relieve the Company of any of its rights and obligations to its subscribers and to regulatory authorities having jurisdiction over them. Horizon Services received compensation from the Company of approximately $790,000 and $1.1 million for the three months ended March 31, 2005 and 2004, respectively. As of March 31, 2005, the Company had a non-interest bearing payable to Horizon Services of approximately $287,000. As of December 31, 2004, the Company had a non-interest bearing payable to Horizon Services of approximately $445,000 and a receivable of approximately $8,000.

        The Company leases its principal office space and the space for certain equipment from The Chillicothe Telephone Company, a former affiliate of the Company prior to the Company's emergence from bankruptcy and a wholly-owned subsidiary of Horizon Telcom. Under the lease, the Company paid The Chillicothe Telephone Company $30,000 in each of the three months ended March 31, 2005 and 2004. The Company believes the lease was made on terms no less favorable to the Company than would have been obtained from a non-affiliated third party. The lease term expires in May 2007. The Company also has a reciprocal agreement with The Chillicothe Telephone Company for the usage of various circuits by The Chillicothe Telephone Company and the Company. As of March 31, 2005, the Company had a payable to The Chillicothe Telephone Company of approximately $38,000, and a receivable of approximately $24,000. As of December 31, 2004, the Company had a payable to The Chillicothe Telephone Company of approximately $40,000, and a receivable of approximately $26,000.

(10)    Change in Stockholders' Equity

        During the first quarter of 2005 as part of the final distribution of shares in connection with the bankruptcy proceeding (Note 2), the Company issued approximately 104,000 shares of new common stock to settle claims of bond holders and general unsecured creditors.

(11)    Commitments and Contingencies

Commitments

        In January 2005, the Company signed a $14.0 million agreement to purchase telecommunication equipment from Nortel Networks. The Nortel equipment will replace the Company's existing wireless network equipment in Fort Wayne, Indiana, Chillicothe, Ohio, and Johnson City, Tennessee. The

Company has paid $4.25 million through March 31, 2005. The Company has received approximately $4.23 million of the equipment through March 31, 2005.

Operating Leases

        The Company leases office space and various equipment under several operating leases. In addition, the Company has tower lease agreements with third parties whereby the Company leases towers for substantially all of the Company's cell sites. The tower leases are operating leases with a term of five to ten years with three consecutive five-year renewal option periods.

        The Company also leases space for its retail stores. As of March 31, 2005, the Company leased 12 stores, operating throughout its territories.

Legal Matters

        The Company is party to legal claims arising in the normal course of business. Although the ultimate outcome of the claims cannot be ascertained at this time, it is the opinion of management that none of these matters, when resolved will have a material adverse impact on the Company's results of operations or financial condition.

Guarantees

        The senior notes are guaranteed by the Company's subsidiaries, HPC and Bright PCS, and will be guaranteed by the Company's future domestic restricted subsidiaries. The Company has no independent assets or operations apart from its subsidiaries. The guarantees are general unsecured obligations. Each guarantor unconditionally guarantees, jointly and severally, on a senior subordinated basis, the full and punctual payment of principal premium and liquidated damages, if any, and interest on the discount notes when due. If the Company creates or acquires unrestricted subsidiaries and foreign restricted subsidiaries, these subsidiaries need not be guarantors.

QuickLinks

HORIZON PCS, INC. CONSOLIDATED BALANCE SHEETS As of March 31, 2005 and December 31, 2004
HORIZON PCS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS For the Three Months Ended March 31, 2005 and 2004 (unaudited)
HORIZON PCS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS For the Three Months Ended March 31, 2005 and 2004 (unaudited)
HORIZON PCS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS As of March 31, 2005 and December 31, 2004, And for the Three Months Ended March 31, 2005 and 2004 (unaudited)